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                                                                     Exhibit 4.4


                              CERTIFICATE OF TRUST

                                       OF

                            FIRST TENNESSEE CAPITAL I


                  This Certificate of Trust of First Tennessee Capital I (the "Trust"), dated December 6, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

                  1. NAME. The name of the business trust being formed hereby is First Tennessee Capital I.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the filing of this Certificate of Trust.

                  IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                              THE BANK OF NEW YORK (DELAWARE), as
                              Trustee


                              By: Melissa J. Beneduce
                                  --------------------------------
                                  Name:  Melissa J. Beneduce
                                  Title: Assistant Vice President

                              ELBERT L. THOMAS, JR., as Trustee


                              By: Elbert L. Thomas, Jr.
                                  --------------------------------


                              TERESA A. FEHRMAN, as Trustee


                              By: Teresa A. Fehrman
                                  --------------------------------